UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022
Hayward Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40208	82-2060643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Connell Drive
Suite 6100
Berkeley Heights, NJ 07922
(Address of principal executive offices, including zip code)

(908) 351-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

The board of directors of Hayward Holding, Inc. (the “Company”) has established May 19, 2022 as the date of the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The 2022 Annual Meeting will be held virtually by means of remote communication. The details of the virtual annual meeting, including how stockholders can log into the virtual meeting, vote and submit questions, will be disclosed in the Company’s definitive proxy statement for the 2022 Annual Meeting to be filed with the Securities and Exchange Commission (the “Proxy Statement”).

Any stockholder seeking to bring business before the 2022 Annual Meeting or to nominate a director must provide timely notice, as set forth in the Company’s amended and restated bylaws (the “Bylaws”). Specifically, written notice of any proposed business or nomination must be received at the Company’s principal executive offices no later than February 20, 2022 (which is the tenth day following this announcement of the 2022 Annual Meeting date). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws.

The deadline for any stockholder seeking to submit a proposal to be included in the Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) is February 20, 2022. Specifically, any Rule 14a-8 stockholder proposal must be received at the Company’s principal executive offices no later than the close of business on such date and comply with the procedures and requirements of Rule 14a-8.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYWARD HOLDINGS, INC.

Date: February 10, 2022	By:	/s/ Eifion Jones
Eifion Jones
Senior Vice President and Chief Financial Officer